                                                                    Exhibit 4.20
-------------------------------------------------------------------------------

                              AMERICA ONLINE, INC.

                     Convertible Subordinated Notes Due 2019
                   -------------------------------------------

                          SUPPLEMENTAL INDENTURE NO. 1

                          Dated as of December 6, 1999

                   -------------------------------------------

                       STATE STREET BANK AND TRUST COMPANY

                                     TRUSTEE

-------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
                                    ARTICLE 1
                RELATION TO BASE INDENTURE; DEFINITIONS
        Section 1.1.            Relation to Base Indenture .......................................... 1
        Section 1.2.            Certain Definitions ................................................. 1
        Section 1.3.            Other Definitions ................................................... 4

                                    ARTICLE 2
                                    THE NOTES

        Section 2.1.            Title of the Securities ............................................. 6
        Section 2.2.            Limitation on Aggregate Principal Amount at Maturity of the
                                Notes ............................................................... 6
        Section 2.3.            Form, Dating and Denomination of the Notes .......................... 6
        Section 2.4.            Registrar, Paying Agent and Conversion Agent ........................ 6
        Section 2.5.            Paying Agent to Hold Money and Notes in Trust........................ 7

                                    ARTICLE 3
                            REDEMPTION AND PURCHASES

        Section 3.1.            Right to Redeem; Notices to Trustee ................................. 7
        Section 3.2.            Selection of Notes to Be Redeemed ................................... 7
        Section 3.3.            Notice of Redemption ................................................ 8
        Section 3.4.            Effect of Notice of Redemption ...................................... 8
        Section 3.5.            Deposit of Redemption Price ......................................... 9
        Section 3.6.            Notes Redeemed in Part .............................................. 9
        Section 3.7.            Purchase of Notes at Option of the Holder ........................... 9
        Section 3.8.            Purchase of Notes at Option of the Holder upon Fundamental
                                Change ..............................................................15
        Section 3.9.            Effect of Purchase Notice or Fundamental Change Purchase Notice......17
        Section 3.10.           Deposit of Purchase Price or Fundamental Change Purchase Price.......18
        Section 3.11.           Covenant to Comply With Securities Laws Upon Purchase of
                                Notes ...............................................................19
        Section 3.12.           Repayment to the Company ............................................19
        Section 3.13.           No Defeasance .......................................................19
        Section 3.14.           Payment Terms; Place of Payment .....................................19

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                    Page
                                                                                                    ----
        Section 3.15.           Conversion Arrangement on Call for Redemption .......................19

                                    ARTICLE 4
                                    DEFAULTS

        Section 4.1.            Events of Default ...................................................20

                                    ARTICLE 5
                                  MODIFICATION

        Section 5.1.            Without Consent of Holders ..........................................21
        Section 5.2.            With Consent of Holders .............................................22
        Section 5.3.            Revocation and Effect of Consents, Waivers and Actions ..............22
        Section 5.4.            General Requirements ................................................23

                                    ARTICLE 6
                          SPECIAL TAX EVENT CONVERSION

        Section 6.1.            Optional Conversion to Semiannual Coupon Note Upon Tax Event.........23
        Section 6.2.            Payment of Interest; Interest Rights Preserved ......................24

                                    ARTICLE 7
                                   CONVERSION

        Section 7.1.            Conversion Privilege ................................................25
        Section 7.2.            Conversion Procedure ................................................25
        Section 7.3.            Fractional Shares ...................................................26
        Section 7.4.            Taxes on Conversion .................................................26
        Section 7.5.            Company to Provide Stock ............................................27
        Section 7.6.            Adjustment for Change in Capital Stock ..............................27
        Section 7.7.            Adjustment for Rights Issue .........................................28
        Section 7.8.            Adjustment for Other Distributions ..................................30
        Section 7.9.            When Adjustment May Be Deferred .....................................31
        Section 7.10.           When No Adjustment Required .........................................31
        Section 7.11.           Notice of Adjustment ................................................32
        Section 7.12.           Voluntary Increase ..................................................32
        Section 7.13.           Notice of Certain Transactions ......................................32
        Section 7.14.           Reorganization of Company; Special Distributions ....................33
        Section 7.15.           Company Determination Final .........................................33

                               TABLE OF CONTENTS
                                   (continued)

                                                                                                    Page
                                                                                                    ----
        Section 7.16.   Trustee's Adjustment Disclaimer .............................................33
        Section 7.17.   Simultaneous Adjustments ....................................................34
        Section 7.18.   Successive Adjustments ......................................................34
        Section 7.19.   Rights Issued in Respect of Common Stock Issued Upon
                        Conversion ..................................................................34

                                    ARTICLE 8
                                  SUBORDINATION

        Section 8.1.    Notes Subordinate to Senior Debt ............................................34
        Section 8.2.    Payment Over of Proceeds Upon Dissolution, Etc. .............................34
        Section 8.3.    No Payment When Senior Debt in Default ......................................36
        Section 8.4.    Payment Permitted If No Default .............................................36
        Section 8.5.    Subrogation to Rights of Holders of Senior Debt .............................37
        Section 8.6.    Provisions Solely To Define Relative Rights .................................37
        Section 8.7.    Trustee To Effectuate Subordination .........................................37
        Section 8.8.    No Waiver of Subordination Provisions .......................................37
        Section 8.9.    Notice to Trustee ...........................................................38
        Section 8.10.   Reliance on Judicial Order or Certificate of Liquidating Agent ..............38
        Section 8.11.   Trustee Not Fiduciary for Holders of Senior Debt ............................39
        Section 8.12.   Rights of Trustee as Holder of Senior Debt; Preservation of
                        Trustee's Rights ............................................................39
        Section 8.13.   Article Applicable to Paying Agents .........................................39
        Section 8.14.   Subsidiaries ................................................................39
        Section 8.15.   Rescission ..................................................................39
        Section 8.16.   Payment .....................................................................39

                                    ARTICLE 9
                                  MISCELLANEOUS

        Section 9.1.    Notices .....................................................................40
        Section 9.2.    Communication by Holders with Other Holders .................................41
        Section 9.3.    Certificate and Opinion as to Conditions Precedent ..........................41
        Section 9.4.    Statements Required in Certificate or Opinion ...............................41
        Section 9.5.    Separability Clause .........................................................41

                               TABLE OF CONTENTS
                                   (continued)

                                                                                                    Page
                                                                                                    ----
        Section 9.6.            Rules by Trustee, Paying Agent, Conversion Agent and
                                Registrar ...........................................................41
        Section 9.7.            Legal Holidays ......................................................42
        Section 9.8.            GOVERNING LAW .......................................................42
        Section 9.9.            No Recourse Against Others ..........................................42
        Section 9.10.           Successors ..........................................................42
        Section 9.11.           Multiple Originals ..................................................42

                              America Online, Inc.
                     Convertible Subordinated Notes Due 2019


                          SUPPLEMENTAL INDENTURE NO. 1

         SUPPLEMENTAL INDENTURE No. 1, dated as of December 6, 1999, between America Online, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and State Street Bank and Trust Company, a trust company duly organized and existing under the laws of the Commonwealth of Massachusetts, as Trustee (the "Trustee").

                                    RECITALS

         The Company and the Trustee have heretofore executed an Indenture (the "Base Indenture" and, together with this Supplemental Indenture, the "Indenture"), dated as of December 6, 1999, providing for the issuance from time to time of series of the Company's Securities to be issued in one or more series as therein provided.

         Sections 2.1 and 3.1 of the Base Indenture provide for various matters with respect to any series of Securities issued under the Base Indenture to be established in an indenture supplemental to the Base Indenture.

         Section 8.1 of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as provided by Sections
2.1 and 3.1 of the Base Indenture.

         For and in consideration of the premises and the issuance of the Notes provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Notes, as follows:

                                    ARTICLE 1

                     RELATION TO BASE INDENTURE; DEFINITIONS

         Section 1.1. Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Indenture. In the event of inconsistencies between the Base Indenture and this Supplemental Indenture, the terms hereof shall govern.

         Section 1.2. Certain Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (1) capitalized terms used herein without definition have the meanings specified in the Base Indenture;

               (2) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

               (3) all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein;

               (4) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America;

               (5) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Supplemental Indenture; and

               (6) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

         "Common Stock" means the shares of Common Stock, par value $.01 per share, of the Company as it exists on the date of this Supplemental Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

         "Conversion Price" means the Redemption Price at the relevant date of determination divided by the Conversion Rate at such date.

         "DTC" means The Depository Trust Company as depository for the Global Notes, or any successor thereto.

         "DTC Letter of Representations" means the letter of representations from the Company and the Trustee to DTC dated December 3, 1999 with respect to the Global Notes.

         "Global Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A.

         "Issue Date" of the Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

         "Issue Price" of the Note means, in connection with the original issuance of the Note, the initial issue price at which the Note is sold as set forth on the face of the Note.

         "Original Issue Discount" of the Note means the difference between the Issue Price and the Principal Amount at Maturity of the Note.

         "Principal Amount at Maturity" means the Principal Amount at Maturity as set forth on the face of the Note.

         "Redemption Date" or "redemption date" means the date specified for redemption of the Notes in accordance with the terms of the Notes and this Indenture.

         "Redemption Price" or "redemption price" has the meaning set forth in paragraph 5 of the Notes.

         "Senior Debt" means the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees and other amounts (including collection expenses, attorneys' fees and late charges) owing with respect to, the following, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, outstanding at the date of execution of this Supplemental Indenture or thereafter incurred, created or assumed:

         (a) indebtedness of the Company for money borrowed or evidenced by bonds, debentures, notes or similar instruments;

         (b) reimbursement obligations of the Company with respect to letters of credit, bankers' acceptances and similar facilities issued for the account of the Company;

         (c) every obligation of the Company issued or assumed as the deferred purchase price of property or services purchased by the Company, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business;

         (d) (i) obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under United States generally accepted accounting principles and (ii) if the Company's 4% Convertible Subordinated Notes due November 15, 2002 are no longer outstanding, obligations of the Company under leases required to be accounted for as operating leases, provided either (A) such operating lease requires, at the end of the term thereof, that the Company make a payment other than accrued periodic rent if it does not acquire the leased property subject to such lease or (B) the Company has an option to acquire the leased property exercisable at any time under specified circumstances;

         (e) obligations of the Company under interest rate and currency swaps, caps, floors, collars or similar arrangements intended to protect the Company against fluctuations in interest or currency exchange rates;

         (f) indebtedness of others of the kinds described in the preceding clauses (a) through (e) that the Company has assumed or guaranteed or of which the Company has otherwise assured the payment, directly or indirectly; and/or

         (g) deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness or obligation described in the preceding clauses (a) through (f), whether or not there is any notice to or consent of the Holders of Notes;

provided, however, that the following shall not constitute Senior Debt:

         (i) any particular indebtedness or obligation that is owed by the Company to any of its direct and indirect Subsidiaries, and

         (ii) any particular indebtedness or obligation, or any deferral, renewal, extension or refunding of such indebtedness or obligation, if it is expressly stated in the governing terms or in the assumption thereof that the indebtedness or obligation involved is not senior in right of payment to the Securities or that such indebtedness or obligation is pari passu with or junior to the Securities.

         "Supplemental Indenture" means this Supplemental Indenture No. 1 dated as of December 6, 1999.

         "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after December 6, 1999, as a result of (a) any amendment to, or change, including any announced prospective change, in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after December 6, 1999, there is more than an insubstantial risk that interest, including original issue discount, payable on the Notes either: (a) would not be deductible on a current accrual basis, or (b) would not be deductible under any other method, in either case in whole or in part, by the Company, by reason of deferral, disallowance, or otherwise, for United States federal income tax purposes.

         "trading day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

         "TIA" means the Trust Indenture Act of 1939, as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

         Section 1.3. Other Definitions.


                                                                    Defined in
      Term                                                           Section
      ----                                                           -------
"Average Market Price"...............................................3.7(d)
"Average Sale Price"....................................................7.7
"Bankruptcy Law"........................................................4.1
"Base Indenture"...................................................Preamble
"beneficial owner"...................................................3.8(a)


                                                                    Defined in
      Term                                                           Section
      ----                                                           -------
"cash"...............................................................3.7(b)
"Company"..........................................................Preamble
"Company Notice".....................................................3.7(e)
"Company Notice Date"................................................3.7(c)
"Conversion Agent"......................................................2.4
"Conversion Date".......................................................7.2
"Conversion Rate".......................................................7.1
"Custodian".............................................................4.1
"Defaulted Interest".................................................6.2(b)
"Event of Default".....................................................4.1
"Exchange Act".......................................................3.7(d)
"Ex-Dividend Time"......................................................7.7
"Extraordinary Cash Dividend"...........................................7.8
"Fundamental Change".................................................3.8(a)
"Fundamental Change Purchase Date"...................................3.8(a)
"Fundamental Change Purchase Notice".............................. .3.8(c)
"Fundamental Change Purchase Price"..................................3.8(a)
"Indenture"........................................................Preamble
"Interest Payment Date".................................................6.1
"issuer tender offer"..................................................3.11
"Legal Holiday".........................................................9.7
"Notice of Default".....................................................4.1
"Notes".................................................................2.1
"Notes Payment".........................................................8.2
"Option Exercise Date"..................................................6.1
"Paying Agent"..........................................................2.4
"payment in full"......................................................8.16
"Proceeding"............................................................8.2
"Purchase Date"......................................................3.7(a)
"Purchase Notice"....................................................3.7(a)
"Purchase Price".....................................................3.7(a)
"Registrar".............................................................2.4
"Regular Record Date"...................................................6.1
"Restated Principal Amount".............................................6.1
"Rights"...............................................................7.19
"Rights Agreement".....................................................7.19
"Sale Price".........................................................3.7(d)
"Securities Act".....................................................3.7(d)
"Tax Event Date"........................................................6.1
"Time of Determination".................................................7.7
"Trustee"..........................................................Preamble

                                    ARTICLE 2

                                    THE NOTES

         Section 2.1. Title of the Securities. There shall be a series of Securities designated the "Convertible Subordinated Notes due 2019" (the "Notes").

         Section 2.2. Limitation on Aggregate Principal Amount at Maturity of the Notes. The aggregate Principal Amount at Maturity of the Notes shall be limited to $2,607,663,000.

         Section 2.3. Form, Dating and Denomination of the Notes. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. The Notes shall be dated the date of their authentication. The Notes shall be issued in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. The form of legend on the Notes shall be as set forth in Exhibit A.

         Section 2.4. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Notes may be presented for purchase or payment ("Paying Agent") and an office or agency where Notes may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent. The term Conversion Agent includes any additional conversion agent. Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar and State Street Bank and Trust Company, N.A., New York, New York will act as an additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (provided, however, that a separate agreement shall not be necessary in the case of the Trustee serving in any such capacity). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

         The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Notes, and the Trustee accepts such appointment. In acquiring such appointments, the Trustee shall, to the extent serving in any such capacity, be entitled to each of the immunities, benefits, indemnifications and rights of reimbursement provided to it under the Indenture as Trustee.

         Section 2.5. Paying Agent to Hold Money and Notes in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of the Notes or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Common Stock.

                                    ARTICLE 3

                            REDEMPTION AND PURCHASES

         Section 3.1. Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Notes in accordance with the provisions of paragraphs 5 and 7 of the Notes. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Maturity of Notes to be redeemed and the Redemption Price.

         The Company shall give the notice to the Trustee provided for in this
Section 3.1 by a Company Order, in the case of any redemption of less than all of the Notes, at least 20 Business Days before the Redemption Date and, in the case of any redemption of all of the Notes, on or prior to the date of notice to the Holders of the Notes of redemption pursuant to Section 3.3 (in each case, unless a shorter notice shall be satisfactory to the Trustee).

         Section 3.2. Selection of Notes to Be Redeemed. If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Notes are then listed, as notified in writing to the Trustee by the Company). The Trustee shall make the selection at least 15 days but not more than 60 days before the Redemption Date from outstanding Notes not previously called for redemption. Notes and portions of them the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

         If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

         Section 3.3. Notice of Redemption. At least 20 Business Days but not more than 60 days before a Redemption Date, the Company shall provide a notice of redemption by first class mail to the Holders of the Note and by publication in The Wall Street Journal and notice on the Company's Web site.

         The notice shall identify the Notes to be redeemed and shall state:

         (1) the Redemption Date;

         (2) the Redemption Price;

         (3) the Conversion Rate;

         (4) the name and address of the Paying Agent and Conversion Agent;

         (5) that Notes called for redemption may be converted at any time before the close of business on the Redemption Date;

         (6) that Holders who want to convert Notes must satisfy the requirements set forth in paragraph 8 of the Notes;

         (7) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

         (8) if fewer than all the outstanding Notes are to be redeemed, the certificate number and Principal Amounts at Maturity of the particular Notes to be redeemed;

         (9) that, unless the Company defaults in making payment of such Redemption Price, Original Issue Discount on Notes called for redemption, and interest, if any, will cease to accrue on and after the Redemption Date; and

         (10) the CUSIP number of the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least ten (10) Business Days prior to such notice of redemption (unless a shorter advance notice is acceptable to the Trustee) and provided that the Company shall prepare and provide to the Trustee such notice (or, if acceptable to the Trustee, provides sufficient information to allow for the preparation of such notice by the Trustee).

         Section 3.4. Effect of Notice of Redemption. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Notes which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice.

         Section 3.5. Deposit of Redemption Price. Prior to or on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to Article 7. If such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from such trust.

         Section 3.6. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in Principal Amount at Maturity to the unredeemed portion of the Note surrendered.

         Section 3.7. Purchase of Notes at Option of the Holder.

         (a) General. Notes shall be purchased by the Company pursuant to paragraph 6 of the Notes as of December 6, 2004 (the "Purchase Date"), at the purchase price specified therein (the "Purchase Price"), at the option of the Holder thereof, upon:

          (1) delivery to the Paying Agent (and the Trustee, if different than the Paying Agent) by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on such Purchase Date stating:

     (A) the certificate number of the Note which the Holder will deliver to be purchased,

     (B) the portion of the Principal Amount at Maturity of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof,

     (C) that such Note shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Notes and in this Indenture, and

     (D) in the event the Company elects, pursuant to Section 3.7(b), to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock is not satisfied prior to the close of business on such Purchase Date, as set forth in Section 3.7(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Notes to which such Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the Notes as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which such Purchase Notice relates; and

          (2) delivery of such Note (or surrender of the beneficial interest therein pursuant to Paragraph 7 of the DTC Letter of Representations) to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.7 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

         If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.9, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.7(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Notes subject to such Purchase Notice in the circumstances set forth in such clause (D).

         The Company shall purchase from the Holder thereof, pursuant to this
Section 3.7, a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 3.7 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Note (or surrender of the beneficial interest therein pursuant to Paragraph 7 of the DTC Letter of Representations).

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.7(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

         (b) Company's Right to Elect Manner of Payment of Purchase Price. The Notes to be purchased pursuant to Section 3.7(a) may be paid for, at the election of the Company, in U.S. legal tender ("cash") or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 3.7(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 3.7(e), whether the Company will purchase the Notes for cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Notes in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are purchased pursuant to this Section 3.7 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Notes, except (i) as provided in Section 3.7(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Notes of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders of the Notes except pursuant to this
Section 3.7(b) or pursuant to Section 3.7(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

         At least three Business Days before the Company Notice Date, the Company shall deliver a written notice to the Trustee specifying:

               (i) the manner of payment selected by the Company,

               (ii) the information required by Section 3.7(e),

               (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.7(d) have been or will be complied with, and

               (iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.7(e).

         (c) Purchase with Cash. On the Purchase Date, at the option of the Company, the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 3.7(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Notes. If the Company elects to purchase Notes with cash, the Company Notice, as provided in Section 3.7(e), shall be sent to Holders not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date").

         (d) Payment by Issuance of Common Stock. On the Purchase Date, at the option of the Company, the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 3.7(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders of the Notes would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in cash by (ii) the Average Market Price of a share of Common Stock, determined with respect to the Purchase Date (and as certified to the Trustee by the Officer's Certificate of the Company) subject to the next succeeding paragraph.

         The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Average Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased.

         If the Company elects to purchase the Notes by the issuance of shares of Common Stock, the Company Notice, as provided in Section 3.7(e), shall be sent to the Holders not later than the Company Notice Date.

         The Company's right to exercise its election to purchase the Notes pursuant to Section 3.7 through the issuance of shares of Common Stock shall be conditioned upon:

               (i) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the Notes with Common Stock as provided herein;

               (ii) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case, if required;

               (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

               (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Notes, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that conditions (i), (ii) and
          (iii) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above has been satisfied.

Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Notes and the Sale Price of a share of Common Stock on each trading day falling within the period during which the Average Market Price is calculated, and the Average Market Price of a share of Common Stock (taking into account any necessary adjustments pursuant to Article 7). The Company may pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Average Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Notes pursuant to this Section 3.7 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Notes of such Holder or Holders in cash. The Trustee shall be under no duty to verify or recalculate any information set forth in such Officers' Certificate.

         The "Average Market Price" means the average of the Sale Prices of the Common Stock for the five trading day period ending on the third Business Day prior to the relevant Purchase Date or the date of the transaction or event with respect to which the Average Market Price is to be determined, as the case may be, or if such day is not a trading day then on the last trading day prior to such day, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such Purchase Date, of any event described in Section 7.6,
7.7 or 7.8; subject, however, to the conditions set forth in Sections 7.9 and
7.10. The Trustee shall be entitled to rely conclusively, in good faith, upon the Company's certification of Average Market Price set forth in the relevant Officers' Certificate.

         "Sale Price" means, for any given day, the last reported per share sale price (or, if no sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day of the Common Stock on the New York Stock Exchange Composite Tape or, in the event shares of Common Stock are not listed on the New York Stock Exchange, in the composite transactions for such other national or regional securities exchange upon which the Common Stock is listed, or, if the shares of Common Stock are not listed on a national or regional securities exchange, as quoted on the National Association of Notes Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Company shall be entitled to determine the Sale Price on the basis of such quotations as it considers appropriate. The Trustee shall be entitled to rely exclusively upon the Company's certification of Sale Price set forth in the Officer's Certificate provided for above.

         (e) Notice of Election. The Company's notice of election to purchase with cash or Common Stock or any combination thereof shall be sent to the Holders in the manner provided in Section 9.1 at the time specified in Section 3.7(c) or (d), as applicable (the "Company Notice"). The Company Notice will also be published in THE WALL STREET JOURNAL and posted on the Company's web site. Such Company Notice shall state the manner of payment elected and shall contain the following information:

         In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

               (1) state that each Holder will receive Common Stock with an Average Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Notes held by such Holder (except any cash amount to be paid in lieu of fractional shares);

               (2) set forth the method of calculating the Average Market Price of the Common Stock; and

               (3) state that because the Average Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Average Market Price is determined to the Purchase Date.

         In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder of the Notes and shall state:

          (i) the Purchase Price and the Conversion Rate;

          (ii) the name and address of the Paying Agent and the Conversion
     Agent;

          (iii) that Notes as to which a Purchase Notice has been given may be converted pursuant to Article 7 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (iv) that Notes must be surrendered (by means of book entry delivery, if applicable) to the Paying Agent to collect payment;

          (v) that the Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Note as described in (iv);

          (vi) the procedures the Holder must follow to exercise rights under
     Section 3.7 and a brief description of those rights;

          (vii) briefly, the conversion rights of the Notes; and

          (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
     Section 3.7(a)(1)(D) or Section 3.9).

         At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

         Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Notes, the Company will publish such determination on the Company's Web site on the World Wide Web.

         (f) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company shall use its best efforts to list or cause to have quoted any shares of Common Stock to be issued to purchase Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

         (g) Procedure upon Purchase. The Company shall deposit cash (in respect of a cash purchase under Section 3.7(c) or for fractional interests, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Purchase Price of all Notes to be purchased pursuant to this Section 3.7. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Business Day following the Purchase Date. Subject to Section 3.7(d), no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date.

         (h) Taxes. If a Holder of a Note is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

         Section 3.8. Purchase of Notes at Option of the Holder upon Fundamental Change. (a) If on or after December 6, 1999 there shall have occurred a Fundamental Change, Notes shall be purchased by the Company, at the option of the Holder thereof, at the purchase price specified in paragraph 6 of the Notes (the "Fundamental Change Purchase Price"), as of the date that is 40 Business Days after the occurrence of the Fundamental Change (the "Fundamental Change"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.8(c).

         A "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially all Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) consideration which is not all or substantially all common stock listed (or, upon consummation of or immediately following such transaction or event which will be listed) on a United States national securities exchange or approved for quotation on the NASDAQ National Market or any similar United States system or automated dissemination of quotations of securities prices.

         (b) Within 15 Business Days after the occurrence of a Fundamental Change, the Company shall mail a written notice of Fundamental Change by first-class mail to the Trustee and to each Holder. The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Holder of the Notes and shall state:

          (1) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

          (2) the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.8 must be given;

          (3) the Fundamental Change Purchase Date;

          (4) the Fundamental Change Purchase Price;

          (5) the name and address of the Paying Agent and the Conversion Agent;

          (6) the Conversion Rate and any adjustments thereto;

          (7) that Notes as to which a Fundamental Change Purchase Notice has been given may be converted pursuant to Article 7 hereof only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (8) that Notes must be surrendered by means of book entry delivery to the Paying Agent to collect payment;

          (9) that the Fundamental Change Purchase Price for any Note as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Note as described in (8);

         (10) briefly, the procedures the Holder must follow to exercise rights under this Section 3.8;

         (11) briefly, the conversion rights of the Notes; and

         (12) the procedures for withdrawing a Fundamental Change Purchase
         Notice.

         (c) Subject to the provisions of Paragraph 7 of the DTC Letter of Representations, a Holder may exercise such Holder's rights specified in Section 3.8(a) upon delivery of a written notice of purchase (a "Fundamental Change Purchase Notice") to the Paying Agent at any time prior to the close of business on the Fundamental Change Purchase Date, stating:

               (1) the certificate number of the Note which the Holder will deliver to be purchased;

               (2) the portion of the Principal Amount at Maturity of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

               (3) that such Note shall be purchased pursuant to the terms and conditions specified in paragraph 6 of the Notes.

         The delivery of such Note to the Paying Agent (or surrender of the beneficial interest therein pursuant to Paragraph 7 of the DTC Letter of Representations) prior to, on or after the Fundamental Change Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.8 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 3.8, a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 3.8 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of delivery of the Note (or surrender of the beneficial interest therein pursuant to Paragraph 7 of the DTC Letter of Representations) to the Paying Agent in accordance with this Section 3.8.

         Notwithstanding anything herein to the contrary, and subject to the provisions of the DTC Letter of Representations, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.8(c) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the close of business on the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

         The Paying Agent shall promptly notify the Company (and the Trustee, if different than the Paying Agent) in writing of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

         Section 3.9. Effect of Purchase Notice or Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 3.7(a) or Section 3.8(c), as applicable, the Holder of the Note in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Note. Such Purchase Price or Fundamental Change Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Note (provided the conditions in Section 3.7 or Section 3.8, as applicable, have been satisfied) and (y) the time of delivery of such Note to the Paying Agent (or surrender of the beneficial interest therein pursuant to Paragraph 7 of the DTC Letter of Representations) by the Holder thereof in the manner required by Section 3.7 or Section 3.8, as applicable. Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to
Article 7 hereof on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

         A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Fundamental Change Purchase Notice, as the case may be, at any time prior to the close of business on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, specifying:

               (1) the certificate number of the Note in respect of which such notice of withdrawal is being submitted,

               (2) the Principal Amount at Maturity of the Note with respect to which such notice of withdrawal is being submitted, and

               (3) the Principal Amount at Maturity, if any, of such Note which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

         A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.7(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.7(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

         There shall be no purchase of any Notes pursuant to Section 3.7 (other than through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of fractional shares) or 3.8 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Purchase Notice or Fundamental Change Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Notes) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

         Section 3.10. Deposit of Purchase Price or Fundamental Change Purchase Price. Prior to 1:00 p.m. (local time in The City of New York) on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of money (in immediately available funds if deposited on such Business Day) or Common Stock, sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of all the Notes or portions thereof which are to be purchased as of the Purchase Date or Fundamental Change Purchase Date, as the case may be.

         Section 3.11. Covenant to Comply With Securities Laws Upon Purchase of Notes. In connection with any offer to purchase or purchase of Notes under
Section 3.7 or 3.8 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.7 and 3.8 to be exercised in the time and in the manner specified in Sections 3.7 and 3.8.

         Section 3.12. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in paragraph 13 of the Notes, together with dividends, if any, received thereon, held by them for the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.10 exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee shall return any such excess to the Company.

         Section 3.13. No Defeasance. The Notes shall not be subject to the provisions of Article IV of the Base Indenture.

         Section 3.14. Payment Terms; Place of Payment. The Principal Amount at Maturity shall be payable on December 6, 2019 on any Note that has not been redeemed, purchased or converted pursuant to this Indenture. Original Issue discount and, if applicable, interest on the Notes shall accrue at the rate and be payable on the date and on the terms described in Section 1 of the Notes. Principal of and interest, if any, on the Notes shall be payable by the Paying Agent at the places described in Section 3 of the Notes.

         Section 3.15. Conversion Arrangement on Call for Redemption. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Notes, is not less than the Redemption Price of such Notes. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Notes shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Notes are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Notes.

                                    ARTICLE 4

                                    DEFAULTS

         Section 4.1. Events of Default. An "Event of Default" occurs if:

          (1) the Company defaults in the payment of the Principal Amount at Maturity (or, if the Notes have been converted to semiannual coupon notes following a Tax Event pursuant to Article 6, the Restated Principal Amount), Redemption Price, Purchase Price or Fundamental Change Purchase Price on any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;

          (2) after exercise of its option pursuant to Section 6.1 hereof following a Tax Event, the Company defaults in the payment of interest upon any Note when such interest becomes due and payable and such default continues for a period of 30 days;

          (3) the Company fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in clauses (1) and (2) above) and such failure continues for 90 days after receipt by the Company of a Notice of Default;

          (4) the Company pursuant to or under or within the meaning of any Bankruptcy Law:

          (A)  commences a voluntary case or proceeding;

          (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

          (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

          (D)  makes a general assignment for the benefit of its creditors;

          (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

          (F) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

          (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt;

          (B) appoints a Custodian of the Company or for any substantial part of its property; or

          (C) orders the winding up or liquidation of the Company;

     and the order or decree remains unstayed and in effect for 60 days.

         "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

         "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clause (3) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Notes at the time outstanding notify the Company and the Trustee in writing of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (3) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default" (referred to herein as a "Notice of Default").

         The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (3) above, its status and what action the Company is taking or proposes to take with respect thereto.

         If an Event of Default occurs (and, if required pursuant to this Section 4.1, is continuing), the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Notes at the time outstanding, may declare all the Notes to be due and payable immediately at the Issue Price plus accrued Original Issue Discount or, if the Company has exercised its option to convert the Notes pursuant to Section 6.1 of this Supplemental Indenture following a Tax Event, the Restated Principal Amount plus accrued and unpaid interest.

                                    ARTICLE 5

                                  MODIFICATION

         Section 5.1. Without Consent of Holders. The Company and the Trustee may amend this Supplemental Indenture or the Notes without the consent of any Holder of the Notes:

          (1)  to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Article VII of the Base Indenture or Section 7.14 hereof;

          (3) to provide for uncertificated Notes in addition to certificated Notes so long as such uncertificated Notes are in registered form for purposes of the Internal Revenue Code of 1986, as amended;

          (4) to make any change that does not adversely affect the rights of any Holder of the Notes;

          (5) to add to the Company's covenants or obligations under the Indenture or surrender any right, power or option conferred by the Indenture on the Company; or

          (6) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

         Section 5.2. With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding, the Company and the Trustee may amend this Supplemental Indenture or the Notes. However, without the consent of each Holder of the Notes affected, an amendment to this Supplemental Indenture or the Notes may not:

          (1) make any change in the manner or rate of accrual in connection with Original Issue Discount, reduce the rate of interest referred to in paragraph 1 of the Notes, reduce the rate of interest referred to in
     Section 6.1 upon the occurrence of a Tax Event, or extend the time for payment of Original Issue Discount or interest, if any, on any Note;

          (2) reduce the Principal Amount at Maturity, Restated Principal Amount or the Issue Price of or extend the Stated Maturity of any Note;

          (3) reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price of any Note;

          (4) make any Note payable in money or securities other than that stated in the Note;

          (5) make any change that adversely affects the right to convert any Note

          (6) restrict a Holder's right to institute suit for the enforcement of any payments or conversion; or

          (7) make any change that adversely affects the right to require the Company to purchase the Notes in accordance with the terms thereof and this Indenture.

         It shall not be necessary for the consent of the Holders under this
Section 5.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment under this Section 5.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

         Section 5.3. Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a

Holder of a Note hereunder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same obligation as the consenting Holder's Note, even if notation of the consent, waiver or action is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder of the Notes.

         Section 5.4. General Requirements. In no instance shall the Trustee be obligated to enter into, execute or deliver any supplement or amendment hereto which, in its judgment, adversely affects its obligations, duties, liabilities or immunities hereunder. In connection with any amendment hereof or supplement hereto, the Trustee shall be entitled to receive from the Company an Opinion of Counsel stating that, in such counsel's opinion, such amendment or supplement is authorized or permitted hereunder, and under the Indenture, as applicable, and all conditions precedent herein or therein contained and applicable to such amendment or supplement have been satisfied.

                                    ARTICLE 6

                          SPECIAL TAX EVENT CONVERSION

         Section 6.1. Optional Conversion to Semiannual Coupon Note Upon Tax Event. At the option of the Company, from and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), interest in lieu of future Original Issue Discount shall accrue at the rate of 3.00 % per annum on a restated principal amount per $1,000 original Principal Amount at Maturity (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on June 6 and December 6 of each year (each an "Interest Payment Date") to holders of record at the close of business on May 22 or November 21 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 30 days of the occurrence of a Tax Event, the Company shall mail a written notice of such Tax Event by first-class mail to the Trustee and no later than 30 days prior to its exercise of such option the Company shall mail a written notice of the Option Exercise Date by first-class mail to the Trustee and Holders of the Notes; provided, however, that such notice shall include or be accompanied by an Officer's Certificate of the Company certifying the Restated Principal Amount (per $1,000 original Principal Amount at Maturity) and the amount of interest payable thereon on each Interest Payment Date and at Stated Maturity as a result of the exercise of such option. The Trustee shall be under no obligation or duty to recalculate or verify such amounts. From and after the Option Exercise Date, (i) the Company shall be obligated to pay at Stated Maturity, in lieu of the Principal Amount at Maturity of a Note, the Restated Principal Amount thereof and (ii) "Issue Price and accrued Original Issue Discount," "Issue Price plus Original Issue Discount" or similar words, as used herein, means Restated Principal Amount plus accrued and unpaid interest with respect to any Note. Notes authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the Notes to semiannual coupon notes. On or after the Option Exercise Date, the Company may require Holders to tender their Notes to the Trustee in exchange for amended Notes stating the Restated Principal Amount thereof and reflecting the other changes to the terms of the Notes specified herein.

         Section 6.2. Payment of Interest; Interest Rights Preserved. (a) Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that
Note is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a Global Note, interest payable on any Interest Payment Date will be paid to DTC, with respect to that portion of such permanent Global Note held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Note to the accounts of the beneficial owners thereof.

         (b) Except as otherwise specified with respect to the Notes, any interest on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following on any Interest Payment Date (herein called "Defaulted Interest," which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, as its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at such Holder's address as it appears on the list of Holders of the Notes maintained pursuant to Section 2.4 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section and Section 3.5 of the Base Indenture, each Note delivered under this Supplemental Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                                    ARTICLE 7

                                   CONVERSION

         Section 7.1. Conversion Privilege. A Holder of a Note may convert such
Note into Common Stock at any time during the period stated in paragraph 8 of the Notes. The number of shares of Common Stock issuable upon conversion of a Note per $1,000 of Principal Amount at Maturity thereof (the "Conversion Rate") shall be that set forth in paragraph 8 in the Notes, subject to adjustment as herein set forth.

         A Holder may convert a portion of the Principal Amount at Maturity of a
Note if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

         Section 7.2. Conversion Procedure. To convert a Note, a Holder must satisfy the requirements in paragraph 8 of the Notes. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 7.3; and shall certify to the Conversion Agent and the Trustee the amount of Notes (and related Holder) so converted, and shall certify that such conversion has been completed in compliance with the terms hereof. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such person shall no longer be a Holder of such Note. Neither the Trustee nor Calculation Agent shall be under any duty or obligation to verify or recalculate the Company's determination of the number of shares of Common Stock issuable upon conversion (or cash amount payable in respect of fractional shares).

         No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 7. On conversion of a Note, that portion of accrued Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 6.1) attributable to the period from the Issue Date (or, if the Company has exercised the option provided for in Section 6.1, the later of (x) the date of such exercise and (y) the date on which interest was last paid) of the Note through the Conversion Date with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 6.1) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Note being converted pursuant to the provisions hereof.

         If the Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount at Maturity of the Notes converted.

         If the last day on which a Note may be converted is a Legal Holiday, the Note may be surrendered on the next succeeding day that is not a Legal Holiday.

         Upon surrender of a Note that is converted in part, the Company shall execute, and upon Company order the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Note surrendered.

         Section 7.3. Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Note. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price, on the last trading day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

         Section 7.4. Taxes on Conversion. If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

         Section 7.5. Company to Provide Stock. The Company shall, prior to issuance of any Notes under this Article 7, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

         All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

         Section 7.6. Adjustment for Change in Capital Stock. If, after the Issue Date of the Notes, the Company:

          (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

          (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

          (3) combines its outstanding shares of Common Stock into a smaller number of shares;

          (4) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

          (5) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Note thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Note immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         If, after an adjustment a Holder of a Note upon conversion of such Note may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 7 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 7.

         Section 7.7. Adjustment for Rights Issue. If, after the Issue Date of the Notes, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Sale Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

   R'  =  R  x (O + N)
               --------
               (O + (N x P)/M)

  where:

     R'   = the adjusted Conversion Rate.

     R    = the current Conversion Rate.

     O    = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 7.7 is being applied.

     N    = the number of additional shares of Common Stock offered pursuant to the distribution.

     P    = the offering price per share of the additional shares.

     M    = the Average Sale Price, minus, in the case of (i) a distribution to which Section 7.6(4) applies or (ii) a distribution to which
            Section 7.8 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 7.7 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 7.7 applies, the fair market value (on the record date for the distribution to which this Section 7.7 applies) of the

                 (1) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 7.6(4) distribution and

                 (2) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such
             Section 7.8 distribution.

         "Average Sale Price" means the average of the Sale Prices of the Common Stock for the shortest of:

          (i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated,

          (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or
     (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days), or

          (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 7.06(4), 7.07 or 7.08 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

         In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 7.6(1), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

         "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 7.7 or 7.8 applies and
(ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

         The Board of Directors shall determine fair market values for the purposes of this Section 7.7.

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 7.7 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

         No adjustment shall be made under this Section 7.7 if the application of the formula stated above in this Section 7.7 would result in a value of R' that is equal to or less than the value of R.

         Section 7.8. Adjustment for Other Distributions. If, after the Issue Date of the Notes, the Company distributes to all holders of its Common Stock any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding
(x) distributions of Capital Stock referred to in Section 7.6 and distributions of rights, warrants or options referred to in Section 7.7 and (y) cash distributions that are not Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this
Section 7.8, in accordance with the formula:

                            R' =      R x M
                                 --------------
                                       M-F

where:

     R' = the adjusted Conversion Rate.

     R  = the current Conversion Rate.

     M = the Average Sale Price, minus, in the case of a distribution to which Section 7.6(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this
          Section 7.8 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 7.8 applies, the fair market value (on the record date for the distribution to which this Section 7.8 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 7.6(4) distribution.

     F = the fair market value (on the record date for the distribution to which this Section 7.8 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 7.8 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

         The Board of Directors shall determine fair market values for the purposes of this Section 7.8.

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 7.8 applies.

         The term "Extraordinary Cash Dividend" means any distribution of cash with respect to the Common Stock (a) that is made upon a merger or consolidation or a sale or transfer of all or substantially all of the assets of the Company or (b) the amount of which, together with (i) the aggregate amount of any other distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Article 7 has been made and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors filed with the Trustee) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this article 7 has been made, exceeds 12.5% of the product of the Sale Price of the Common Stock on the date prior to the Ex-Dividend Time with respect to such distribution times the number of shares of Common Stock outstanding on such date. Upon the distribution of an Extraordinary Cash Dividend, an adjustment shall be made pursuant to this Article 7 for an amount equal to the sum of (x) the amount of such Extraordinary Cash Dividend and (y) any distribution described in clause (i) or (ii) of the preceding sentence for which no prior adjustment has been made.

         In making the determinations required by items (i) and (ii) above, the amount of cash dividends paid on a per share basis shall be appropriately adjusted to reflect the occurrence during such period of any event described in this Article 7.

         In the event that, with respect to any distribution to which this
Section 7.8 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M," then the adjustment provided by this Section 7.8 shall not be made and in lieu thereof the provisions of Section 7.14 shall apply to such distribution.

         Section 7.9. When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

         All calculations under this Article 7 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

         Section 7.10. When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 7.6, 7.7, 7.8 or 7.14 if Holders of the Notes are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Holders of the Notes may include participation upon conversion provided that an adjustment shall be made at such time as the Holders of the Notes are no longer entitled to participate. Without limiting the generality of the foregoing, Holders of the Notes shall be deemed to participate in a distribution of assets described in the first paragraph of Section 7.8 (other than debt securities or rights, warrants or options to purchase securities of the Company) on a fair and appropriate basis if the Company enters into a supplemental indenture providing that the Holder of a Note may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after such distribution of assets if such Holder had converted the Note immediately before the effective date of the transaction and providing for adjustments in the event of changes in capital stock, rights issues or other distributions or dilutive events affecting such distributed assets analogous to those provided for in respect of the Common Stock in this
Article 7 which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 7 with such notice to Holders of the Notes of the basis upon which they will participate in the transaction as the Board of Directors determines to be fair and appropriate.

         No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

         No adjustment need be made for a change in the par value or no par value of the Common Stock.

         To the extent the Notes become convertible pursuant to this Article 7 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         Section 7.11. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to the Trustee and Holders of the Notes a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

         Section 7.12. Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Holders of the Notes and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

         A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 7.6, 7.7 or 7.8.

         Section 7.13. Notice of Certain Transactions. If:

          (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 7.6, 7.7 or 7.8 (unless no adjustment is to occur pursuant to Section 7.10); or

          (2) the Company takes any action that would require a supplemental indenture pursuant to Section 7.14; or

          (3) there is a liquidation or dissolution of the Company;

then the Company shall mail to Holders of the Notes and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

         Section 7.14. Reorganization of Company; Special Distributions. If the Company is a party to a transaction described in Article VII of the Base Indenture (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Notes shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Notes is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

         The supplemental indenture shall provide that the Holder of a Note may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Note immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 7. The successor Company shall mail to Holders of the Notes a notice briefly describing the supplemental indenture.

         If this Section applies, neither Section 7.6 nor 7.7 applies.

         If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 7.8, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 7.8, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Note that converts such Note in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Note is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Note immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

         Section 7.15. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 7.3, 7.6, 7.7, 7.8, 7.9, 7.10, 7.14 or 7.17 is conclusive.

         Section 7.16. Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 7 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 7.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article
7. Each Conversion Agent shall have the same protection under this Section 7.16 as the Trustee.

         Section 7.17. Simultaneous Adjustments. In the event that this Article 7 requires adjustments to the Conversion Rate under more than one of Section 7.6(4), 7.7 or 7.8, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 7.6, second, the provisions of Section 7.8 and, third, the provisions of Section 7.7.

         Section 7.18. Successive Adjustments. After an adjustment to the Conversion Rate under this Article 7, any subsequent event requiring an adjustment under this Article 7 shall cause an adjustment to the Conversion Rate as so adjusted.

         Section 7.19. Rights Issued in Respect of Common Stock Issued Upon Conversion. Each share of Common Stock issued upon conversion of Notes pursuant to this Article 7 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of Notes at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article 7, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

                                   ARTICLE 8

                                  SUBORDINATION

         Section 8.1. Notes Subordinate to Senior Debt. The Company covenants and agrees, and each Holder of a Note, by such Holder's acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Article IV of the Base Indenture), the indebtedness represented by the Notes, and the payment of the principal of, interest on and all other amounts, if any, owing with respect to each and all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash or other immediately available funds of all Senior Debt of the Company. The Notes shall rank pari passu with the 4% Convertible Subordinated Notes due November 15, 2002 issued under the Indenture dated as of November 17, 1997 between the Company and State Street Bank and Trust Company, as trustee.

         Section 8.2. Payment Over of Proceeds Upon Dissolution, Etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event specified in (a),

(b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, in cash or other immediately available funds or provision shall be made for such payment in cash or other immediately available funds or otherwise in a manner satisfactory to each holder of Senior Debt with respect to its indebtedness, before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character, whether (i) in cash, property or securities, on account of principal of, interest on or any other amount, if any, owing with respect to the Notes or on account of any purchase or other acquisition of Notes by the Company or any Subsidiary of the Company, (ii) by way of cancellation, forgiveness or offset of the indebtedness evidenced by the Notes against any indebtedness owed by a Holder to the Company or (iii) payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, as a "Notes Payment"), and to that end the holders of all Senior Debt shall be entitled to receive, for application to the payment thereof, any Notes Payment which may be payable or deliverable in respect of the Notes in any such Proceeding.

         In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Note shall have received any Notes Payment before all Senior Debt is paid in full in cash or other immediately available funds or otherwise in a manner satisfactory to each holder of Senior Debt with respect to its indebtedness, and if such fact shall, at or prior to the time of such Notes Payment, have been made actually known to a responsible officer of the Trustee or, as the case may be, such Holder, then and in such event such Notes Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment giving effect to these subordination provisions authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as the Notes are so subordinated as provided in this Article, which shall require that (A) the final maturity of any such subordinated securities shall exceed the term of the Senior Debt provided for by such plan of reorganization or readjustment, and there shall not be any scheduled principal payment in respect of such subordinated securities prior to that of such Senior Debt and
(B) such subordinated securities shall be unsecured and unguaranteed. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer, sale or lease of all or substantially all of its properties and assets to another Person upon the terms and conditions set forth in Article VII of the Base Indenture shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, sale or lease such properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer, sale or lease comply with the conditions set forth in the Indenture.

         Section 8.3. No Payment When Senior Debt in Default. In the event that any Notes are declared or otherwise shall become due and payable before their Stated Maturity (including by reason of a Fundamental Change) and there shall have occurred (i) a default in the payment of principal, premium, if any, or interest (including a default under any repurchase or redemption obligation) with respect to any Senior Debt or (ii) any other event of default with respect to any Senior Debt, permitting the holders thereof to accelerate the maturity thereof, then and in such event the holders of the Senior Debt outstanding at the time such Notes so become due and payable shall be entitled to receive payment in full of all amounts then due on or in respect of all Senior Debt in cash or other immediately available funds or otherwise in a manner satisfactory to the holders of such Senior Debt, before the Holders of the Notes are entitled to receive any Notes Payment.

         In the event and during the continuation of any default in the payment of any amount owing in respect of any Senior Debt beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or a trustee or other representative on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no Notes Payment shall be made.

         In the event that, notwithstanding the foregoing, the Company shall make any Notes Payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section, and if (1) such fact shall, at or prior to the time of such Notes Payment, have been made actually known to a responsible officer of the Trustee or, as the case may be, such Holder or (2) the Notes have been accelerated, then and in such event such Notes Payment shall be paid over and delivered forthwith to the Company.

         The provisions of this Section shall not apply to any Notes Payment with respect to which Section 9.2 would be applicable.

         Section 8.4. Payment Permitted If No Default. Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent (a) the Company, at any time except during the pendency of any proceeding referred to in Section 9.2 or under the conditions described in Section 9.3, from making Notes Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Notes Payments or the retention of such Notes Payment by the Holders, if, at the time of such application by the Trustee, it did not have actual knowledge that such Notes Payment would have been prohibited by the provisions of this Article.

         Section 8.5. Subrogation to Rights of Holders of Senior Debt. Subject to the payment in full of all amounts due or to become due on or in respect of Senior Debt, in cash or other immediately available funds or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

         Section 8.6. Provisions Solely To Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Supplemental Indenture or in the Notes is intended to or shall
(a) impair, as among the Company, the creditors of the Company other than holders of Senior Debt and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

         Section 8.7. Trustee To Effectuate Subordination. Each Holder of a Note by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

         Section 8.8. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and
(d) exercise or refrain from exercising any rights against the Company and any other Person.

         Section 8.9. Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until a responsible officer of the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee therefor or representative thereof; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of, the principal of or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

         The Trustee shall be entitled to rely conclusively on the delivery to it of a written notice, and proof of ownership acceptable to the Trustee, by a Person representing himself to be a holder of Senior Debt (or a trustee therefor or representative thereof) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor or representative thereof). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         Section 8.10. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         Section 8.11. Trustee Not Fiduciary for Holders of Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith and absent gross negligence or willful misconduct, mistakenly pay over or distribute to Holders of Notes or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

         Section 8.12. Rights of Trustee as Holder of Senior Debt; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.8 of the Base Indenture.

         Section 8.13. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 8.9 and 8.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         Section 8.14. Subsidiaries. No payment, distribution of assets or other action may be taken by any Subsidiary of the Company with respect to the Notes if the Company would be prohibited by this Article IX from taking such action.

         Section 8.15. Rescission. The provisions of this Article 8 shall continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of any of the Senior Debt is rescinded or must otherwise be returned by the holder thereof upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

         Section 8.16. Payment. For purposes of this Article 8, "payment in full" of Senior Debt means prior payment in full (including payment of reimbursement obligations under letters of credit) of such Senior Debt (including all interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) in cash or other immediately available funds and termination, cash collateralization or replacement of contingent obligations (including all letters of credit issued thereunder but excluding only any unasserted indemnity obligations) and termination of all commitments thereunder.

                                    ARTICLE 9

                                  MISCELLANEOUS

         Section 9.1. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

         if to the Company:

               America Online, Inc.
               22000 AOL Way
               Dulles, Virginia 20166-9323

               Telephone No. (703) 265-1000
               Facsimile No. (703) 265-2209


               Attention: Chief Financial Officer

   with a copy to:

               Attention: General Counsel

  if to the Trustee:

               State Street Bank and Trust
               Company
               225 Franklin Street
               Boston, MA 02110

               Telephone No. (617) 662-1723
               Facsimile No. (617) 662-1460
               Attention: Corporate Trust Department

         The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication given to a Holder of the Notes shall be mailed to the Holder of the Notes, by first-class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder of the Notes or any defect in it shall not affect its sufficiency with respect to other Holders of the Notes. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

         If the Company mails a notice or communication to the Holders of the Notes, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

         Section 9.2. Communication by Holders with Other Holders. Holders of the Notes may communicate pursuant to TIA Section 312(b) with other Holders of the Notes with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

         Section 9.3. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Section 9.4. Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

          (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

         Section 9.5. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 9.6. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders of the Notes. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

         Section 9.7. Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no Original Issue Discount or interest, if any, shall accrue for the intervening period.

         Section 9.8. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         Section 9.9. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder of the Notes shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

         Section 9.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 9.11. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

         IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

         `                          AMERICA ONLINE, INC.


                                    By: /s/ Raymond G. Murphy
                                        -------------------------------------
                                    Name:  Raymond G. Murphy
                                    Title: Senior Vice President & Treasurer


Attest: /s/ Sheila A. Clark
-----------------------------
Name:  Sheila A. Clark
Title: Corporate Secretary


[SEAL]


                                    STATE STREET BANK AND TRUST COMPANY

                                    By:   /s/ Carolina D. Altomare
                                        -------------------------------------
                                    Name:  Carolina D. Altomare
                                    Title: Assistant Vice President


Attest:

Arthur J. MacDonald
-------------------------------
Name:  J. MacDonald
Title: Vice President


[SEAL]

                                    EXHIBIT A

                          [FORM OF FACE OF GLOBAL NOTE]

         FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE IS $______, THE ISSUE DATE IS DECEMBER 6, 1999, THE YIELD TO MATURITY IS 3.00 %.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                               AMERICA ONLINE INC.

                     Convertible Subordinated Note due 2019

No. R-                          CUSIP:
Issue Date: December 6, 1999    Aggregate Principal Amount at Maturity $

Original Issue Discount: $448.74 (for each $1,000 Principal Amount at Maturity) Issue Price: $551.26 (for each $1,000 Principal Amount at Maturity)

         AMERICA ONLINE INC., a Delaware corporation, promises to pay to or registered assigns, the Principal Amount at Maturity of Dollars on December 6, 2019.

         This Note shall not bear interest except as specified on the other side of this Note. Original Issue Discount will accrue as specified on the other side of this Note. This Note is convertible as specified on the reverse side of this Note.

         Additional provisions of this Note are set forth on the reverse side of this Note.


Dated:                                      AMERICA ONLINE INC.



[SEAL]                                      By:
                                                -----------------------------
                                                Title:


Attest:

---------------------------------
Title:


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Notes referred to
in the within-mentioned Indenture.

[STATE STREET BANK AND TRUST
COMPANY],

as Trustee

By
  ----------------------------------
          Authorized Signatory

Dated:
      ------------------------------

                         [FORM OF REVERSE SIDE OF NOTES]

                     Convertible Subordinated Note Due 2019

1.  Interest.

         This Note shall not bear interest, except as specified in this paragraph or in paragraph 10 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 4.1 of the Supplemental Indenture and Section 5.2 of the Base Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of the Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Note) or if interest due hereon or any portion of such interest is not paid when due in accordance with paragraph 10 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 3.00 % per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

         Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Note), in the period during which a Note remains outstanding, shall accrue at 3.00 % per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Note.

2.  Method of Payment.

         Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Price, Purchase Price, Fundamental Change Purchase Price and at Stated Maturity to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.  Paying Agent, Conversion Agent and Registrar.

         Initially, State Street Bank and Trust Company, a Massachusetts trust company (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan (which shall initially be an office of State Street Bank and Trust Company, N.A., an affiliate of the Trustee). The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.  Indenture.

         The Company issued the Notes under an Indenture dated as of December 6, 1999 (the "Base Indenture"), between the Company and the Trustee and the Supplemental Indenture No. 1 thereto dated as of December 6, 1999 (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and the TIA for a statement of those terms.

         The Notes are subordinated and unsecured obligations of the Company limited to $ 2,607,663,000 aggregate Principal Amount at Maturity. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

         The defeasance provisions described in Article IV of the Base Indenture will not apply to the Notes.

5. Redemption at the Option of the Company.

         No sinking fund is provided for the Notes. The Notes are not redeemable prior to December 6, 2002. The Notes are redeemable as a whole, but not in part, on or after , 2002 and prior to December 6, 2004 at the option of the Company at the Redemption Price set forth below if the closing price for the Common Stock on the New York Stock Exchange is equal to or greater than 150 % of the Conversion Price then in effect for at least 20 trading days in any consecutive 30 trading days preceding such redemption provided that the Company provides notice of such redemption within five trading days following the last of the 30 days' trading period. The Notes are redeemable in cash as a whole, or from time to time in part, at any time on or after December 6, 2004 at the option of the Company at the Redemption Prices set forth below.

         The table below shows Redemption Prices of a Note per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Note redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table.

                                      (1)                      (2)                (3)
                                                             Accrued
                                                            Original
                                                              Issue            Redemption
                                     Notes                  Discount              Price
Redemption Date                   Issue Price               at 3.00 %           (1) + (2)
---------------                   -----------               ---------         ------------
December 6, 2002.................   $551.26                    51.51             $602.77
December 6, 2003..............       551.26                    69.73              620.99
December 6, 2004..................   551.26                    88.50              639.76
December 6, 2005.................    551.26                   107.84              659.10
December 6, 2006..................   551.26                   127.76              679.02
December 6, 2007..................   551.26                   148.28              699.54
December 6, 2008..................   551.26                   169.42              720.68
December 6, 2009..................   551.26                   191.21              742.47
December 6, 2010..................   551.26                   213.65              764.91
December 6, 2011..................   551.26                   236.77              788.03
December 6, 2012..................   551.26                   260.59              811.85
December 6, 2013..................   551.26                   285.12              836.38
December 6, 2014..................   551.26                   310.40              861.66
December 6, 2015..................   551.26                   336.45              887.71
December 6, 2016..................   551.26                   363.28              914.54
December 6, 2017..................   551.26                   390.92              942.18
December 6, 2018..................   551.26                   419.40              970.66
At Stated Maturity................   551.26                   448.74            1,000.00


         If converted to a semiannual coupon note following the occurrence of a Tax Event, this Note will be redeemable at the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion through the Redemption Date; but in no event will this Note be redeemable before December 6, 2002.

6. Purchase By the Company at the Option of the Holder.

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Notes held by such Holder on December 6, 2004 at the Purchase Price of $ 639.76 per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Notes to the Paying Agent (or surrender of the beneficial interest therein pursuant to Paragraph 7 of the DTC Letter of Representations) by the Holder as set forth in the Indenture.

         The Purchase Price (equal to the Issue Price plus accrued Original Issue Discount to the Purchase Date) may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

         If prior to a Purchase Date this Note has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated

Principal Amount plus accrued and unpaid interest from the date of conversion to the Purchase Date.

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Notes held by such Holder 40 Business Days after the occurrence of a Fundamental Change occurring on or after December 6, 1999 for a Fundamental Change Purchase Price equal to the Issue Price plus accrued Original Issue Discount to the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid, at the option of the Company, in cash or in Common Stock. If paid in Common Stock, the Common Stock will be valued at 97.5% of the Average Market Price of the Common Stock. If prior to a Fundamental Change Purchase Date this Note has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Fundamental Change Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Fundamental Change Purchase Date.

         Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash (and/or Common Stock, if applicable) sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Notes or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, Original Issue Discount ceases to accrue on such Notes (or portions thereof) immediately after such Purchase Date or Fundamental Change Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Note).

7.  Notice of Redemption.

         Notice of redemption will be mailed at least 20 Business Days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. The Notice of Redemption will also be published in THE WALL STREET JOURNAL and posted on the Company's web site. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date Original Issue Discount ceases to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

8.  Conversion.

         Subject to the next two succeeding sentences, a Holder of a Note may convert it into Common Stock of the Company at any time before the close of business on December 6, 2019. If the Note is called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. A Note in respect of which a Holder has delivered a

Purchase Notice or Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 5.8338 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Supplemental Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

         In the event the Company exercises its option pursuant to Section 6.1 of the Supplemental Indenture to have interest in lieu of Original Issue Discount accrue on the Note following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Notes surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Notes to be redeemed on a date within such period) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive. Except where Notes surrendered for conversion must be accompanied by payment as described above, no interest on converted Notes will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

         To convert a Note, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent or, if applicable, complete and deliver to DTC the appropriate instruction form for conversion, (2) surrender the Note to the Conversion Agent by book entry delivery unless physical certificates have been issued, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any required transfer or similar tax for which the Holder is responsible.

         A Holder may convert a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Note, that portion of accrued Original Issue Discount (or interest if the Company has exercised its option provided for in paragraph 10 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 10 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 10 hereof) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Note being converted pursuant to the provisions hereof.

         The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Sale Price at the Time of Determination; subdivisions, combinations or certain reclassifications of Common Stock; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Holders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

         If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Note into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

9.  Conversion Arrangement on Call for Redemption.

         Any Notes called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Notes at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the Holders, to convert them into Common Stock of the Company and to make payment for such Notes to the Trustee in trust for such Holders.

10. Tax Event

         (a) At the option of the Company, from and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), interest in lieu of future Original Issue Discount shall accrue at the rate of 3.00 % per annum on a principal amount per Note (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on June 6 and December 6 of each year (each an "Interest Payment Date") to holders of record at the close of business on May 22 or November 21 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

         (b) Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

         (c) Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 10.2(b) of the Supplemental Indenture.

11. Denominations; Transfer; Exchange.

         The Notes are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) or any Notes for a period of 15 days before a selection of Notes to be redeemed.

12. Persons Deemed Owners.

         The registered Holder of this Note may be treated as the owner of this Note for all purposes.

13. Unclaimed Money or Notes.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14. Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of the Notes, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article VII of the Base Indenture or Section 7.14 of the Supplemental Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any change that does not adversely affect the rights of any Holder of the Notes, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

15. Defaults and Remedies.

         Under the Indenture, Events of Default include (i) if the Notes have been converted to semiannual coupon notes following a Tax Event, default in the payment of interest which default continues for a period of 30 days; (ii) default in payment of the Principal Amount at Maturity (or, if the Notes have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount), Redemption Price, Purchase Price or Fundamental Change Purchase Price, as the case may be, in respect of the Notes when the same becomes due and payable; (iii) failure by the Company to comply with other agreements in the Indenture or the Notes, subject to notice and lapse of time; and (iv) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Notes at the time outstanding, may declare all the Notes to be due and payable immediately at the Issue Price plus accrued Original Issue Discount or, if the Company has exercised its option to convert the Notes pursuant to Section 6.1 of this Supplemental Indenture following a Tax Event, the Restated Principal Amount plus accrued and unpaid interest. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

         Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

16. Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder of the Notes waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18. Authentication.

         This Note shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Note. The statements and recitals in this Note, other than the Trustee's certificate of authentication, are statements of the Company, and not the Trustee, and the Trustee is not responsible for their correctness. The Trustee makes no representation as to the validity or sufficiency of the Indenture or this Note.

19. Reductions in Amount.

         While this Note is in global form, reductions in the Principal Amount at Maturity outstanding resulting from any redemption, purchase or conversion of a portion hereof shall be reflected in accordance with the provisions of the DTC Letter of Representations or other procedures in effect from time to time at the depositary for the Notes.

20. Abbreviations.

         Customary abbreviations may be used in the name of a Holder of the Notes or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21. GOVERNING LAW.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS NOTE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                             ----------------------

         The Company will furnish to any Holder of the Notes upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

          America Online, Inc.
          Attention: Investor Relations
          22000 AOL Way
          Dulles, VA 20166
          IR@aol.com

   ASSIGNMENT FORM                  CONVERSION NOTICE
To assign this Note,                To convert this Note into the Common Stock
fill form below:                    of the Company, check the box:




I or we assign and                         -----
transfer this Note to:                     :   :
                                           -----
-----------------------------------
:                                  :
------------------------------------

                                          To convert only part of this Note, state the
(Insert assignee's Soc.                   Principal Amount at Maturity to be converted (which
 Sec. or tax ID no.)                      must be $1,000 or an integral multiple of $1,000):

                                            ---------------------------------
--------------------------                  :$                               :
--------------------------                  ---------------------------------
--------------------------
                                           If you want the stock certificate made out in
                                           another person's name, fill in the form below
--------------------------
(Print or type assignee's
Name, address and zip code and soc. sec.
Or tax ID no.)                              --------------------------------
                                            :                               :
                                            --------------------------------
irrevocably appoint
--------------  agent
to transfer this Note on the books
of the Company.
The agent may substitute another to
act for him.

--------------------------------
--------------------------------
--------------------------------
--------------------------------
(Print or type other person's name,
 address and zip code)
-------------------------------------------------------------------------------
Date:
     ---------------------------

Your signature:

     ---------------------------

-------------------------------------------------------------------------------
       (Sign exactly as your name appears on the other side of this Note)
